Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the use in this Registration Statement on Form SB-2 of our report dated October 30, 2003, relating to the consolidated financial statements of RDC International, Inc. and Subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.





/s/ Pender Newkirk & Company

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
January 26, 2004